Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Profit Sharing and Savings Plan of Baldor Electric Company of our reports dated March 11, 2008, with respect to the consolidated financial statements of Baldor Electric Company included in its Annual Report (Form 10-K) for the year ended December 29, 2007, and the effectiveness of internal control over financial reporting of Baldor Electric Company filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 11, 2008